Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
Abacus Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered and Carry Forward Shares

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Warrants to purchase Common Stock	457(g)	1,780,000(2)	—	—	—	—(3)
Fees to be paid	Equity	Common Stock to be issued upon exercise of Warrants	457(g)	1,780,000	$7.88(4)	$14,017,500	0.0001102	$1,544.73
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	457(c)	61,800,000	5.75(5)	$355,350,000	0.0001102	$39,159.57
Carry Forward Securities	Equity	Warrants to purchase Common Stock	457(g)	7,120,000(6)	—	—	—	— (7)
Carry Forward Securities	Equity	Common Stock to be issued upon exercise of Warrants	457(g)	24,370,000(8)	5.75(5)	$140,127,500	0.0001102	$15,442.05
	Total Offering Amounts							$56,146.35
	Total Fees Previously Paid							$54,601.62
	Total Fee Offsets							$0
	Net Fees Due							$1,544.73
(1)Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)Represents 1,780,000 Legacy Holder Warrants
(3)Pursuant to Rule 457(g) promulgated under the Securities Act, the entire registration fee for the Legacy Holder Warrants is allocated to the shares of Common Stock underlying the Legacy Holder Warrants, and no separate fee is payable for the Legacy Holder Warrants.
(4)Pursuant to Rule 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $7.88 (the average of the high and low prices of our Common Stock as reported on Nasdaq on September 11, 2023).
(5)Pursuant to Rule 457(c) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $5.75 (the average of the high and low prices of our Common Stock as reported on Nasdaq on July 21, 2023).
(6)Represents 7,120,000 Private Placement Warrants.
(7)Pursuant to Rule 457(g) promulgated under the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.
(8)Consisting of 17,250,000 Public Warrants and 7,120,000 Private Placement Warrants